UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 19, 2008
The Spectranetics Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19711	84-0997049

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
96 Talamine Court
Colorado Springs, CO 80907-5186
(Address of Principal Executive Offices) (Zip Code)

(719) 633-8333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
The Spectranetics Corporation (the “Company”) today filed its response to a complaint that was filed on September 5, 2008, in El Paso County, District Court, Colorado, by a former employee, Scott Schlesinger. The complaint names the Company, its General Counsel and its Chief Operating Officer as defendants and alleges wrongful termination, breach of contract and promissory estoppel, among other claims, and includes allegations similar in nature to the matters the Company believes are being investigated by the Food and Drug Administration and U.S. Immigration and Customs Enforcement, as previously announced on September 4, 2008. The complaint seeks an unspecified amount of damages. Spectranetics intends to vigorously defend itself against the claims in the complaint.
Safe Harbor Statement
This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties may include adverse results of the FDA and ICE investigation and the litigation described above that could result in an adverse impact on the Company’s business. For a further list and description of such risks and uncertainties that could cause the actual results, performance or achievements of the Company to be materially different from any anticipated results, performance or achievements, please see the Company’s previously filed SEC reports, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and subsequent Form 10-Q filings. Spectranetics disclaims any intention or obligation to update or revise any financial projections or forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2008	The Spectranetics Corporation (registrant)
	By:	/s/ Guy A. Childs
		Name:	Guy A. Childs
		Its:	Chief Financial Officer